UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of Smithfield Foods Inc. (the “Company”) shareholders was held on September 19, 2012 in Williamsburg, Virginia. At that meeting the Company’s shareholders voted on the matters set forth below:
Election of Directors
The Company’s shareholders elected the directors nominated in the Company’s proxy statement dated August 9, 2012 to serve a three-year term on the Company’s Board of Directors. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Director	For	Against	Abstain	Broker Non-Votes
Joseph W. Luter, III	98,812,781	24,265,839	355,244	17,938,419
C. Larry Pope	102,405,882	20,670,972	357,010	17,938,419
Wendell H. Murphy, Sr.	84,430,665	38,605,735	397,464	17,938,419
Paul S. Trible, Jr.	85,608,779	37,434,643	390,442	17,938,419
Amendment of the Articles of Incorporation to Declassify the Board of Directors
The Company’s shareholders voted upon and approved an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
122,645,782	357,958	430,124	17,938,419
Amendment of the Articles of Incorporation to Eliminate Supermajority Voting Requirement
The Company’s shareholders voted upon and approved an amendment to the Company’s Articles of Incorporation to eliminate a supermajority voting provision related to the classified board provisions. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
122,466,558	509,933	457,373	17,938,419

Ratification of Independent Auditors
The Company’s shareholders voted upon and ratified the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending April 28, 2013. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
138,071,949	2,910,301	390,033
There were no broker non-votes with respect to the ratification of our independent auditors.
Advisory Vote Regarding the Approval of Compensation Paid to Named Executive Officers
The Company’s shareholders voted upon and approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
100,621,039	21,244,626	1,568,199	17,938,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 25, 2012	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

4